CYTORI THERAPEUTICS CONTACT
Tiago Girao
+1.858.458.0900
ir@cytori.com

Cytori Reports First Quarter 2016 Business and Financial Results
SAN DIEGO, May 10, 2016—Cytori Therapeutics (NASDAQ: CYTX) ("Cytori" or the "Company") today announced its first quarter financial results and provided updates on its corporate activity and clinical development.
First quarter 2016 net loss allocable to common stockholders was $5.3 million and $0.03 per share (or $0.41 per share after the effect of a 1:15 reverse stock split announced on May 10, 2016). Cytori continues to manage its operating cash burn, spending approximately $5.1 million in the first quarter 2016. Cytori ended the first quarter of 2016 with $9.4 million of cash and cash equivalents.
 "The business fundamentals continue to strengthen," said Dr. Marc H. Hedrick, President and CEO of Cytori Therapeutics. "The US trial enrollment for our lead indication is nearly complete, we see positive trends on revenue and we continue see new opportunities for our technology that are in alignment with the Company's core strategic direction."

Select Recent Highlights:
•	Investigator presentation of SCLERADEC I 24-month follow-up data reported sustained benefit for scleroderma hand dysfunction
•	Broad orphan drug designation and small or medium-size enterprise (SME) status granted by European Medicines Agency
•	Launch of compassionate use program for scleroderma in Europe in partnership with Idis Managed Access
•	Announcement of STAR enrollment progress consistent with development timelines

Q1 2016 Financial Performance
•	Q1 2016 operating cash burn of $5.1 million, compared to $5.0 million for the same period in 2015.
•	Cash and debt principal balances at March 31, 2016 of approximately $9.4 million and $17.7 million, respectively.
•	Q1 2016 total revenues of $2.9 million, compared to $2.3 million for the same period in 2015.
•
Q1 2016 net loss of $5.3 million or $0.41 per share, compared to $6.5 million, which excludes a non-cash charge of $15.4 million related to the change in fair value of warrant liabilities and a beneficial conversion feature charge for convertible preferred stock of $0.7 million, or $0.92 per share for the same period in 2015.

"Q1 2016 net loss was approximately 20% lower than Q1 2015, despite an expansion of our investments in research and development," said Tiago Girao, VP of Finance and CFO of Cytori Therapeutics. "For the remainder of 2016, we plan to continue to narrow our quarterly losses and decrease the need for capital through a number of initiatives. These efforts consist largely of balancing further improvements in operational efficiency, working capital management, increased revenue, and an intense focus on those activities that we believe will contribute to stockholder value creation."

Anticipated Near Term Catalysts:

•	Complete enrollment of US STAR phase III trial (anticipated by mid-June 2016) for scleroderma hand dysfunction
•	Report of 48-week US pilot/phase IIb ACT-OA trial (94 patients) with data analysis in Q3 2016
•	Complete enrollment of investigator-initiated EU phase III SCLERADEC-II trial (anticipated in 2016) for scleroderma hand dysfunction
•	File IDE and obtain approval for burn wound therapy trial related to contract with BARDA (anticipated in 2016)

2016 Reiterated Financial Guidance
•	Operating cash burn within a range of $18 million to $20 million
•	Total revenues (product and contract) within a range of $12 million to $14 million

Management Conference Call Webcast
Cytori will host a management conference call at 5:30 p.m. Eastern Time today to further discuss the Company's progress. The webcast will be available live and by replay two hours after the call and may be accessed under "Webcasts" in the Investor Relations section of Cytori's website. If you are unable to access the webcast, you may dial in to the call at +1.877.402.3914, Conference ID: 3175608.
About Cytori
Cytori Therapeutics is a late stage cell therapy company developing autologous cell therapies from adipose tissue to treat a variety of medical conditions.  Data from preclinical studies and clinical trials suggest that Cytori Cell Therapy™ acts principally by improving blood flow, modulating the immune system, and facilitating wound repair.  As a result, Cytori Cell Therapy™ may provide benefits across multiple disease states and can be made available to the physician and patient at the point-of-care through Cytori's proprietary technologies and products.  For more information: visit www.cytori.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes forward-looking statements that involve known and unknown risks and uncertainties. All statements, other than historical facts are forward looking statements. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks include clinical, pre-clinical and regulatory uncertainties, such as those associated with the ACT-OA, STAR, SCLERADEC-I, SCLERADEC-II and possible BARDA wound trial (including risks in the collection and results of clinical data and final clinical outcomes), as well as achievement of financial goals (including 2016 operating cash burn and 2016 total revenues, as well as anticipated narrowing of quarterly losses and reduced need for capital), dependence on third party performance (including performance of investigator-initiated trials), performance and acceptance of our products in the marketplace, unexpected costs and expenses that could adversely impact liquidity, our reliance on key personnel, the right of the Federal Government to cut or terminate further support of the thermal burn injury program (including any decision not to proceed with a wound trial in 2016), our abilities to capitalize on our internal restructuring and achieve profitability, and other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings, included in our annual and quarterly reports.
There may be events in the future that we are unable to predict, or over which we have no control, and our business, financial condition, results of operations and prospects may change in the future. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless we have an obligation under U.S. Federal securities laws to do so.

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)
	As of March 31, 2016	As of December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$9,358,000	$14,338,000
Accounts receivable, net of reserves of $795,000 and of $797,000 in 2016 and 2015, respectively	829,000	1,052,000
Inventories, net	4,462,000	4,298,000
Other current assets	1,866,000	1,555,000

Total current assets	16,515,000	21,243,000

Property and equipment, net	1,523,000	1,631,000
Restricted cash and cash equivalents	350,000	350,000
Other assets	1,682,000	1,521,000
Intangibles, net	8,923,000	9,031,000
Goodwill	3,922,000	3,922,000

Total assets	$32,915,000	$37,698,000

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$6,693,000	$6,687,000
Current portion of long-term obligations, net of discount	1,724,000	—
Joint venture purchase obligation	1,267,000	1,750,000

Total current liabilities	9,684,000	8,437,000

Deferred revenues	101,000	105,000
Long-term deferred rent and other	189,000	269,000
Long-term obligations, net of discount, less current portion	15,198,000	16,681,000

Total liabilities	25,172,000	25,492,000

Commitments and contingencies
Stockholders' equity:
Series A 3.6% convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 13,500 shares issued; no shares outstanding in 2016 and 2015	—	—
Common stock, $0.001 par value; 75,000,000 shares authorized; 13,310,740 and 13,003,893 shares issued and outstanding in 2016 and 2015, respectively	13,000	13,000
Additional paid-in capital	369,339,000	368,214,000
Accumulated other comprehensive income	747,000	996,000
Accumulated deficit	(362,356,000)	(357,017,000)

Total stockholders' equity	7,743,000	12,206,000

Total liabilities and stockholders' equity	$32,915,000	$37,698,000

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Three Months Ended March 31,
	2016	2015

Product revenues	$1,333,000	$902,000

Cost of product revenues	567,000	598,000

Gross profit	766,000	304,000

Development revenues:
Government contracts and other	1,585,000	1,444,000

Operating expenses:
Research and development	4,127,000	3,963,000
Sales and marketing	1,035,000	839,000
General and administrative	2,286,000	2,499,000
Change in fair value of warrants	—	15,444,000

Total operating expenses	7,448,000	22,745,000

Operating loss	(5,097,000)	(20,997,000)

Other income (expense):

Interest income	2,000	1,000
Interest expense	(657,000)	(1,072,000)
Other income, net	413,000	110,000

Total other expense	(242,000)	(961,000)

Net loss	$(5,339,000)	$(21,958,000)
Beneficial conversion feature for
convertible preferred stock	—	(661,000)
Net loss allocable to common stock holders	$(5,339,000)	$(22,619,000)

Basic and diluted net loss per share allocable to common stockholders	$(0.41)	$(3.19)

Basic and diluted weighted average shares used in calculating net loss per share allocable to common stockholders	13,086,376	7,080,590

Comprehensive loss:
Net loss	$(5,339,000)	$(21,958,000)
Other comprehensive (loss) income– foreign currency translation adjustments	(249,000)	36,000
Comprehensive loss	$(5,588,000)	$(21,922,000)

CYTORI THERAPEUTICS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(5,339,000)	$(21,958,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	291,000	213,000
Amortization of deferred financing costs and debt discount	232,000	257,000
Joint venture acquisition obligation accretion	17,000	203,000
Change in fair value of warrants	—	15,444,000
Stock-based compensation expense	317,000	459,000
Loss on asset disposal	2,000	—
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Accounts receivable	155,000	546,000
Inventories	(206,000)	100,000
Other current assets	(408,000)	(470,000)
Other assets	(211,000)	68,000
Accounts payable and accrued expenses	176,000	138,000
Deferred revenues	(4,000)	21,000
Long-term deferred rent	(80,000)	(51,000)

Net cash used in operating activities	(5,058,000)	(5,030,000)

Cash flows from investing activities:
Purchases of property and equipment	(69,000)	(187,000)

Net cash used in investing activities	(69,000)	(187,000)

Cash flows from financing activities:
Joint venture purchase payments	(500,000)	(123,000)
Proceeds from sale of common stock, net	562,000	3,974,000
Dividends paid on preferred stock	—	(72,000)

Net cash provided by financing activities	62,000	3,779,000

Effect of exchange rate changes on cash and cash equivalents	85,000	15,000

Net decrease in cash and cash equivalents	(4,980,000)	(1,423,000)

Cash and cash equivalents at beginning of period	14,338,000	14,622,000

Cash and cash equivalents at end of period	$9,358,000	$13,199,000

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$400,000	$612,000

Supplemental schedule of non-cash investing and financing activities:
Conversion of preferred stock into common stock………………………………	—	10,000
Declared dividend related to preferred stock……………………………………..	—	3,000